Exhibit 5.1

August 31, 2010

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (“Registration Statement”) on Form S-3 to be filed by SuccessFactors, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of 903,733 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) issued to the selling stockholders (the “Selling Stockholders”) named in the Prospectus (as defined below).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on November 26, 2007;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 26, 2007;

(3)	the Registration Statement, together with the exhibits filed as a part thereof and the documents incorporated therein by reference;

(4)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)	resolutions of the Company’s Board of Directors (the “Board”) adopted on May 2, 2010 approving the issuance of Shares;

(6)	the stock records that the Company has provided to us consisting of (i) a report from the Company’s transfer agent certifying the number of issued and outstanding shares of capital stock of the Company and (ii) a list of stockholders receiving Shares connection with the Merger;

(7)	the Agreement and Plan of Merger by and among the Company, certain wholly owned subsidiaries of the Company, CubeTree, Inc. and Gus Tai, as Stockholders’ Agent, dated May 3, 2010, under which the Selling Stockholders acquired the Shares described in the Registration Statement.

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company confirming the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

SuccessFactors, Inc.

August 31, 2010

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto. This opinion is intended solely for use in connection with the offering of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first set forth above and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By: /s/ FENWICK & WEST LLP